Exhibit T3A-13

ARTICLES OF INCORPORATION

OF

HALIFAX ACQUISITION COMPANY, INC.

The undersigned hereby submits these Articles of Incorporation for the purpose of forming a business corporation under the laws of the State of North Carolina:

1. The name of the corporation is Halifax Acquisition Company, Inc.

2. The number of shares the corporation is authorized to issue is One Thousand (1,000), with no par value.

3. The address of the initial registered office of the corporation in the State of North Carolina is 327 Hillsborough Street, Raleigh, Wake County, North Carolina 27603; and the name of the initial registered agent at such address is Corporation Service Company.

4. The name and address of the incorporator are Robert S. McLean, Robinson, Bradshaw & Hinson, P.A., 101 North Tryon Street, Suite 1900, Charlotte, Mecklenburg County, North Carolina 28246.

5. To the fullest extent permitted by the North Carolina Business Corporation Act as it exists or may hereafter be amended, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director. No amendment or repeal of this article, nor the adoption of any provision to these Articles of Incorporation inconsistent with this article, shall eliminate or reduce the protection granted herein with respect to any matter that occurred prior to such amendment, repeal, or adoption.

This the [ILLEGIBLE] day of April, 1999.

/S/ ROBERT S. MCLEAN
Robert S. McLean, Incorporator

ARTICLES OF AMENDMENT

OF

HALIFAX ACQUISITION COMPANY, INC.

The undersigned corporation hereby submits these Articles of Amendment for the purpose of amending its articles of incorporation:

1. The name of the corporation is Halifax Acquisition Company, Inc.

2. The articles of incorporation of the corporation are hereby amended as follows:

Paragraph 1 is hereby deleted in its entirety and is amended to read as follows:

“1. The name of the corporation is “Halifax Paper Board Company, Inc.”

The foregoing amendment was adopted on the 25th day of April, 2000, by the directors and the shareholders in the manner prescribed by law.

This the    25th    day of April 2000.

HALIFAX PAPER BOARD COMPANY, INC.

By:	/S/ DOUGLAS F. MONROE
Name:	Douglas F. Monroe
Title:	President